To Our Shareholders:

         We are pleased to report our results for the three month and six month periods ended June 30, 2003. Presented against the backdrop of a still sluggish Upstate economy, the performance during the first six months of 2003 was outstanding with higher levels of both profitability and balance sheet growth being well achieved. Fiscal stimulus, through recently enacted tax cuts, as well as record low interest rates, are positioning the economy and especially the job market for a quick recovery. In Upstate South Carolina the housing finance market continues as the bright spot leading all economic indicators of a growing economy. Recent moves by the Federal Reserve to lower the benchmark overnight funds rate by 1/4 percent will no doubt further stimulate the demand for refinancing and purchases of single family housing, a market in which we continue to see excellent results for our company. All things considered, we are very fortunate to be well positioned to participate in a dynamic and growing Upstate economy. We hope the balance of 2003 will show support for efforts currently underway to stimulate the economy.

         Palmetto Bancshares, Inc. reported net income for the three month period ended June 30, 2003 of $2.7 million, a 9% increase from net income for the same quarter of 2002. Net income per diluted share for the second quarter was $.42, an 11% increase over the $.38 per diluted share reported for the second quarter of 2002.

         Likewise, operating results for the six month period ended June 30, 2003 also improved significantly. Net income for the six month period ended June 30, 2003 was $5.6 million, a 14% increase over $4.9 million reported for the same period in 2002. Per diluted share net income for the six month period ended June 30, 2003 was $.87, a 14% increase over the $.76 per diluted share reported for the same period of 2002.

         Increased net income for the six month period ended June 30, 2003 resulted from a continued growth of earning assets, 7% improvement in net interest income before provision for loan losses, and a 5% decline in the provision for loan losses, compared with the same six months period ended June 30, 2002.

         During the six month period ended June 30, 2003, $92.4 million in loans were originated by our mortgage lending department. This increase in originations over 2002 is due in part to the experience and training of our staff and their commitment to superior customer service. Increased income resulting from the growth in originations has been a contributor to increased earnings.

         The Company's emphasis on expense control also contributed to the increased earnings of the periods ended June 30, 2003 over those periods of 2002. Overhead costs incurred through the first six months of 2003, as measured by our operating efficiency ratio, improved from 60.2% for the six month period ended June 30, 2002 to 59.6% for the same period of 2003. Additionally, overhead as a percentage of average assets improved from 2.0% for the six month period ended June 30, 2002 to 1.9% for the same period of 2003.

         The Company reported return on average shareholders' equity of 16.09% at June 30, 2003, as compared with 16.12% reported at June 30, 2002. Return on average assets at June 30, 2003 was 1.35%, up from 1.32% reported at June 30, 2002. As a direct reflection of the Company's excellent financial condition and operating results of the last quarter, the Board of Directors approved a dividend payment for the quarter of $.12 per share.

         Total assets at June 30, 2003 were $860 million, an increase of 13% compared with June 30, 2002. Comparing the same periods, total loans, including mortgage loans held for sale, increased 18% to $680 million, while total deposits, including commercial paper and retail repurchase agreements, rose to $777 million, a 12% increase compared with June 30, 2002. The company reported total assets under management, which in addition to Company assets include mortgage loans serviced for others and trust and investment assets, of $1.5 billion at June 30, 2003, a 14% increase from the total reported at June 30, 2002.

         Growing our asset base with high quality loans is particularly important to bottom line results. We are pleased to report a strong 18% increase in loan volume with continued excellent loan quality. Though loan quality remained excellent, non-performing loans as a percentage of total assets at June 30, 2003 were .48%, a 13 basis point increase over June 30, 2002. Despite these issues, we saw a significant decline in net charge offs as a percentage of average loans excluding mortgage loans held for sale from .61% for the six month period ended June 30, 2002 to .37% for the same period of 2003.

         A strong margin of 4.63%, a decline of 23 basis points over the six month period ended June 30, 2002, was maintained for the six month period ended June 30, 2003, and we believe this positions the company should short-term interest rates continue to fluctuate.

         While we remain optimistic for the last half of 2003, we recognize excellent results will not come without significant challenges. Margins will continue to be under pressure requiring even greater pricing discipline and operating efficiency in managing overhead costs. In light of this, we continue to reinforce our aggressive business plan for the Upstate with better technology and the most talented and capable employees in our 97 year history. They are dedicated and strive to seek the best possible results for your company.

Sincerely,


L. Leon Patterson
Chairman and Chief Executive Officer


                                        Consolidated Balance Sheets
                                     (in thousands, except share data)

                                                                                                        June 30,
                                                                                                2003               2002
                                                                                             ----------          ---------
                                                                                                       (unaudited)
Assets
Cash and due from banks                                                                      $  28,387             32,939
Federal funds sold                                                                               1,880             21,316
Federal Home Loan Bank (FHLB) stock, at cost                                                     1,868              1,733
Investment securities available for sale at fair market value                                  115,380            102,101
Mortgage loans held for sale                                                                    12,963              4,147

Loans                                                                                          666,627            570,283
     Less allowance for loan losses                                                             (7,022)            (5,867)
                                                                                             ---------          ---------
         Loans, net                                                                            659,605            564,416

Premises and equipment, net                                                                     19,934             19,789
Accrued interest receivable                                                                      4,002              4,628
Other assets                                                                                    15,937             12,505
                                                                                             ---------          ---------
             Total assets                                                                    $ 859,956            763,574
                                                                                             =========          =========
Liabilities and shareholders' equity
Liabilities
Deposits
     Noninterest-bearing                                                                     $ 120,343            105,444
     Interest-bearing                                                                          624,062            558,949
                                                                                             ---------          ---------
         Total deposits                                                                        744,405            664,393

Retail repurchase agreements                                                                    12,750             17,306
Commercial paper (Master notes)                                                                 19,676             14,401
Federal funds purchased                                                                          5,900                  -
Other liabilities                                                                                5,119              3,853
                                                                                             ---------          ---------
         Total liabilities                                                                     787,850            699,953
                                                                                             ---------          ---------

Shareholders' equity
Common stock - par value $5.00 per share;  authorized  10,000,000 shares; issued and outstanding 6,351,339 and 6,295,578
     at June 30, 2003 and 2002, respectively.                                                   31,757             31,478
Capital surplus                                                                                    225                 44
Retained earnings                                                                               38,260             30,941
Accumulated other comprehensive income, net of tax                                               1,864              1,158
                                                                                             ---------          ---------
         Total shareholders' equity                                                             72,106             63,621
                                                                                             ---------          ---------

             Total liabilities and shareholders' equity                                      $ 859,956            763,574
                                                                                             =========          =========


                                      Consolidated Statements of Income
                                      (in thousands, except share data)

                                                                     For the three months           For the six months
                                                                         ended June 30,                 ended June 30,
                                                                       2003          2002             2003          2002
                                                                      ------        ------           ------        ------
                                                                           (unaudited)                     (unaudited)

Interest income
    Interest and fees on loans                                      $ 10,772        10,297         $ 21,494        20,825
    Interest and dividends on investment securities available
       for sale                                                          871         1,042            1,878         2,119
    Interest on federal funds sold                                        28           153               63           211
    Dividends on FHLB stock                                               20            24               42            50
                                                                    --------       -------         --------      --------
          Total interest income                                       11,691        11,516           23,477        23,205

Interest expense
    Interest on deposits, including retail repurchase agreements       2,688         3,035            5,492         6,343
    Interest on federal funds purchased                                    8             -               12             1
    Interest on commercial paper (Master notes)                           29            37               52            71
                                                                    --------       -------         --------      --------
          Total interest expense                                       2,725         3,072            5,556         6,415
                                                                    --------       -------         --------      --------

             Net interest income                                       8,966         8,444           17,921        16,790

Provision for loan losses                                                900         1,000            1,800         1,900
                                                                    --------       -------         --------      --------

             Net interest income after provision for loan losses       8,066         7,444           16,121        14,890

Noninterest income
    Service charges on deposit accounts                                2,217         1,982            4,221         3,807
    Fees for trust and brokerage services                                715           651            1,352         1,263
    Gains on sales of mortgage loans                                     335           193              674           418
    Gains on sales of investment securities                              186            95              281           235
    Other                                                                337           634              736         1,203
                                                                    --------       -------         --------      --------
          Total noninterest income                                     3,790         3,555            7,264         6,926

Noninterest expense
    Salaries and other personnel                                       4,132         3,677            7,802         7,356
    Net occupancy                                                        541           561            1,108         1,109
    Furniture and equipment                                              839           669            1,652         1,304
    FDIC assessment                                                       29            37               68            65
    Postage and supplies                                                 409           328              805           710
    Marketing and advertising                                            253           276              437           530
    Telephone                                                            188           197              372           390
    Cardholder processing                                                138           148              274           288
    Sales finance losses                                                  15            41               26            66
    Other                                                              1,316         1,375            2,545         2,664
                                                                    --------       -------         --------      --------
          Total noninterest expense                                    7,860         7,309           15,089        14,482
                                                                    --------       -------         --------      --------

             Income before income taxes                                3,996         3,690            8,296         7,334

Income tax provision                                                   1,288         1,205            2,686         2,394
                                                                    --------       -------         --------      --------

             Net income                                             $  2,708         2,485         $  5,610         4,940
                                                                    ========       =======         ========      ========
Share Data
    Net income - Basic                                              $   0.43          0.39         $   0.89          0.79
    Net income - Diluted                                                0.42          0.38             0.87          0.76
    Cash dividends                                                      0.12          0.11             0.24          0.22
    Book value                                                         11.35         10.11            11.35         10.11
    Highest trading price during period                                29.00         28.00            29.00         28.00
    Weighted average common shares outstanding - Basic             6,346,105     6,293,765        6,336,455     6,290,529
    Weighted average common shares outstanding - Diluted           6,498,919     6,465,218        6,483,582     6,461,727

                     Selected Financial Ratios

                                                  For the six months
                                                    ended June 30,
                                                 2003            2002
                                                ------          ------
                                                      (unaudited)

Significant Operating Ratios Based on Earnings
Return on average assets                         1.35 %           1.32
Return on average equity                        16.09            16.12
Net interest margin                              4.63             4.86
Efficiency ratio                                59.63            60.15

-------------------------------------------------------------------------

Significant Capital Ratios
Average equity to average assets                 8.37 %           8.19
Equity to assets at year end                     8.38             8.33
Tier 1 risk based capital                        9.53            10.14
Total risk based capital                        10.55            11.16
Tier 1 leverage ratio                            7.78             7.72

--------------------------------------------------------------------------

Significant Credit Quality Ratios
Nonaccrual loans to total assets                 0.48 %           0.35
Net charge-offs to average loans
      less mortgage loans held for sale          0.37             0.61

--------------------------------------------------------------------------

                                   BANK NOTES

-The Palmetto Bank is committed to the communities in which we are located, sponsoring many different charitable organizations and functions. Every year, the Laurens County bank employees work very hard to raise funds for the American Cancer Society's Relay for Life walk held at Presbyterian College. On June 28th, an "Extravaganza" was held in the Corporate Center parking lot in Laurens, featuring a yard sale, dunking booth, face painting, children's games, and a hot dog/ bake sale. Despite the continuous rainy weather that day, the Laurens employees raised over $2,400 toward their goal.

-Our bank has been contacted by several media sources as an industry expert to discuss various topics including the market, rates, mortgage refinancing, and tips on how to protect yourself from scams. Will Ferguson, vice president, mortgage loans was recently featured in an article in the Spartanburg Herald-Journal, while Matt Walter senior vice president, investment officer interviewed with Newsweek's Jane Bryant Quinn. Derrick Copeland, security officer and fraud investigator for the bank was recently included on WYFF channel 4 during Tim Waller's "Buyer Beware" report.

-Matthew I. (Matt) Walter, senior vice president, investment officer of The Palmetto Bank has been elected to serve on the Board of Directors of the South Carolina Association of Investment Professionals (SCAIP) for the 2003 - 2004 term.

-The Palmetto Bank recently won two awards for the production of its 2002 Annual Report. A Certificate of Excellence was awarded as a result of the Bank's annual report entry into the ABAMN (American Bankers Association Marketing Network) Advertising Awards competition. A "Silver Addy Award" from the Greenville Ad
Club for the 2002 Annual Report was also awarded this year. The piece was created with the help of Gibbons/Peck, the agency with which The Palmetto Bank has produced its annual reports over the last four years.